UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2017

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-3814	45-056710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2017, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Richard L. Lindstrom, M.D. (“Dr. Lindstrom”).

Pursuant to the terms of the License Agreement, the Company licensed certain intellectual property and related rights from Dr. Lindstrom to develop, formulate, make, sell, and sub-license the topical ophthalmic solution KlarityTM used to protect and rehabilitate the ocular surface (the “Product”). Under the terms of the License Agreement, the Company is required to make royalty payments to Dr. Lindstrom ranging from three percent (3%) to six percent (6%) of net sales, dependent upon the final formulation of the Product sold. In addition, the Company is required to make certain milestone payments to Dr. Lindstrom including: (i) an initial payment of $50,000 upon execution of the License Agreement, (ii) a second payment of $50,000 following the first $50,000 in net sales of the Product; and (iii) a final payment of $50,000 following the first $100,000 in net sales of the Product. All of the above referenced milestone payments are payable at the Company’s election in cash or shares of the Company’s restricted common stock.

Dr. Lindstrom is a member of the Company’s Board of Directors, and chairman of its Compensation Committee and a member of its Nomination and Corporate Governance Committee. Our Board of Directors has reviewed the license agreement and financials terms thereof, and does not expect total payments (non-board compensation) to Dr. Lindstrom will be in excess of $120,000 during the next twelve months. Furthermore, the Board of Directors has determined that entering into the License Agreement would not impair Dr. Lindstrom’s independence nor his ability to provide independent oversight of the Company. The Board of Directors will continue to monitor Dr. Lindstrom’s independence in light of the License Agreement and will take appropriate action if and when it determines that Dr. Lindstrom is no longer “independent” within the rules of The Nasdaq Stock Market.

The foregoing is only a brief description of the License Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	License Agreement dated April 1, 2017 between Imprimis Pharmaceuticals, Inc. and Richard L. Lindstrom, M.D.

99.1	Press Release issued by Imprimis Pharmaceuticals, Inc. on April 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: April 6, 2017	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer